UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2018
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4134 Business Park Drive, Amarillo, Texas	79110-4225
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On September 26, 2018, the Board of Directors of the Company adopted two stock option plans, the Amarillo Biosciences, Inc. 2018 Employee Stock Option Plan (herein, the "Employee Plan"), and the Amarillo Biosciences, Inc. 2018 Officers, Directors, Employees and Consultants Nonqualified Stock Option Plan (herein, the "Nonqualified Plan"), and on the same date, made initial grants under both Plans.  Said grants included grants to both the Company's Chief Executive Officer and Chief Financial Officer, as discussed below.  The Employee Plan was directed to be submitted to the shareholders of the Company for approval at the next ensuing meeting of shareholders of the Company, and it was stipulated that any Options granted under the Employee Plan would be treated as nonqualified options for purposes of the US Internal Revenue Code unless such shareholder approval shall have been obtained within one year of the adoption of the Plan.
Terms and Conditions of the Employee Plan:
The Employee Plan is administered by the Board of Directors of the Company.  A Committee may be appointed to administer the Plan, but no such Committee has been appointed at this time.  Such Committee, if and when appointed, shall consist of at least two members of the Board who are non-employee directors.

Eligibility for participation in the Plan shall be determined by the Board, but shall be limited to employees of the Company.
Awards under the Plan shall take the form of Incentive Stock Options, and Limited Rights (as defined in the Plan) may also be awarded.  Limited Rights must be exercised preceding or simultaneous with a Change in Control of the Company, permit the Optionee to be paid the appreciation of the common stock (underlying shares) in lieu of exercising the Options, and are designed to achieve the purpose of clearing the Options in the event of a Change of Control of the Company.
Awards under the Plan will be limited to an aggregate of one million shares of the Company's voting common stock.  Each grant of Options shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the Optionee.
Pricing:  Exercise price of Options granted (for all Optionees other than 10% or greater owners of the Company) shall be 100% of the Fair Market Value ("FMV") of a share of the Company's common stock on the date of grant; and FMV is defined as being the closing price of said stock on the OTC BB on the last trading day prior to date of grant.  Thus, for initial grants, the exercise price is $.38 per share.  However, for 10% owners, the exercise price is 110% of the FMV so determined, or $.418.
The exercise term for non-10% owners is ten years, and for 10% owners, five years.  However, no Options can be exercised until they vest.  For non-10% owners, vesting is over five years, at 20% per year; for 10% owners, vesting is over four years, at 25% per year.  All Optionees are also subject to a limitation, such that to the extent that the aggregate FMV of stock with respect to which Options are exercisable for the first time by any individual during a calendar year exceeds $100,000, such Options shall be treated as non-qualified stock options.
Additional limitations on the exercise term apply in the case of an Optionee's death, retirement, or disability.  Except for death, retirement or disability, and unless otherwise determined by the Board, all Options shall terminate upon the employee's voluntary termination of employment; and in the case of involuntary termination of employment (with or without cause) all Options shall terminate ninety days after such involuntary termination.
The Options are intended to comply with Rule 16b-3 promulgated under the Securities and Exchange Act of 1934.
Awards under the Plan are not assignable or transferable by the recipient except by will or by the laws of descent and distribution.  Shares issued upon exercise of any Option shall be restricted, and shall bear appropriate legends, unless registered at the election of the Company.
Terms and Conditions of the Nonqualified Plan:
The Nonqualified Plan is administered by the Board of Directors of the Company.  A Committee may be appointed to administer the Plan, but no such Committee has been appointed at this time.  Such Committee, if and when appointed, shall consist of at least two members of the Board who are non-employee directors.
Eligibility for participation in the Plan shall be determined by the Board, but shall be limited to officers, directors, employees and consultants of the Company.
Awards under the Plan shall take the form of Nonqualified Stock Options, and Limited Rights (as defined in the Plan) may also be awarded.  Limited Rights must be exercised preceding or simultaneous with a Change in Control of the Company, permit the Optionee to be paid the appreciation of the common stock (underlying shares) in lieu of exercising the Options, and are designed to achieve the purpose of clearing the Options in the event of a Change of Control of the Company.

Awards under the Plan will be limited to an aggregate of four million shares of the Company's voting common stock.  Each grant of Options shall be evidenced by a written Nonqualified Stock Option Agreement, executed by the Company and the Optionee.
Pricing:  Exercise price of Options granted shall be as determined by the Board or Committee, but in no event less than 100% of the Fair Market Value ("FMV") of a share of the Company's common stock on the date of grant; and FMV is defined as being the closing price of said stock on the OTC BB on the last trading day prior to date of grant.  For the initial grants, the exercise price is $.38 per share.
The exercise term is ten years.  However, no Options can be exercised until they vest.  Vesting is over five years, at 20% per year.
Additional limitations on the exercise term apply in the case of an Optionee's death, retirement, or disability.  Except for death, retirement or disability, and unless otherwise determined by the Board or Committee, all Options shall terminate upon the employee's voluntary termination of employment; and in the case of involuntary termination of employment (with or without cause) all Options shall terminate ninety days after such involuntary termination.
The Options are intended to comply with Rule 16b-3 promulgated under the Securities and Exchange Act of 1934.
Awards under the Plan are not assignable or transferable by the recipient except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, or to a person approved by the Company in writing, or, provided there is no consideration for the transfer, to a member of Optionee's immediate family, or certain defined family trusts or partnerships.  Shares issued upon exercise of any Option shall be restricted, and shall bear appropriate legends, unless registered at the election of the Company.
Initial Grants under the Plans:
The initial grants under the Plans, made September 26, 2018, at the time of adoption of the Plans, included grants to both the Company's CEO, Steven T Chen, and CFO, Bernard Cohen.  Under the Employee Plan Dr Chen received 500,000 Options exercisable at $.418 per share, and Mr Cohen received 110,000 Options exercisable at $.38 per share.  Under the Nonqualified Plan, Dr Chen received 2,585,000 Options exercisable at $.38 per share.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMARILLO BIOSCIENCES, INC.
Date: September 26, 2018	By: Bernard Cohen
Bernard Cohen Vice President and Chief Financial Officer

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